Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 20, 2007, relating to the financial statement of CNL Global Real Estate Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Certified Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Tampa, FL
October 1, 2007